                                                                     Exhibit 5.1



Our ref       RJT/620011/519921/v3
Your ref


Solarfun Power Holdings Co., Ltd.      Direct: +852 2971 3007
666 Linyang Road                       Mobile: +852 9020 8007
Qidong, Jiangsu Province 226200        E-mail: richard.thorp@maplesandcalder.com
People's Republic of China


                                                                12 December 2006


Dear Sirs

SOLARFUN POWER HOLDINGS CO., LTD.

We have acted as Cayman Islands legal advisers to Solarfun Power Holdings Co., Ltd. (the "COMPANY") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "REGISTRATION STATEMENT"), originally filed on 12 December 2006 with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company and the sale by the selling shareholders (the "SELLING SHAREHOLDERS") of certain American Depositary Shares representing the Company's Ordinary Shares of par value US$0.0001 each (the "ORDINARY SHARES"). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1    DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents and such other documents as we have deemed necessary:

1.1 the Certificate of Incorporation dated 12 May 2006, and the Memorandum and Articles of Association of the Company as adopted by special resolution on 27 June 2006 and amended on 16 November 2006 (the "MEMORANDUM AND ARTICLES OF ASSOCIATION");

1.2   the register of members of the Company;

1.3 the written resolutions of the board of Directors dated 4 December 2006 and 8 December 2006;

1.4 the written resolutions of the shareholders of the Company dated 27 June 2006 and dated 16 November 2006;

1.5 a certificate from a Director of the Company addressed to this firm dated 12 December 2006, a copy of which is attached hereto (the "DIRECTOR'S CERTIFICATE");

1.6 a certificate of good standing issued by the Registrar of Companies (the "CERTIFICATE OF GOOD STANDING"); and

1.7   the Registration Statement.

2    ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate as to matters of fact and the Certificate of Good Standing without further verification and have relied upon the following assumptions, which we have not independently verified:

(i) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

(ii)  The genuineness of all signatures and seals.

3    OPINION

The following opinions are given only as to matters of Cayman Islands law.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands.

3.2 The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares of par value US$0.0001 each, including 400,000,000 Ordinary Shares and 100,000,000 series A convertible preference shares.

3.3 The issue and allotment of the Ordinary Shares has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders), the Ordinary Shares will be legally issued and allotted, fully paid and non-assessable.

3.4. Ordinary Shares to be sold by the Selling Shareholders have been legally and validly issued as fully paid and non-assessable.

4    QUALIFICATIONS

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities" and "Taxation" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder. To the extent that the discussion under the heading "Taxation" in the Registration Statement relates to matters of Cayman Islands tax law, it represents our opinion.


Yours faithfully


/s/ Maples and Calder


MAPLES AND CALDER

                        SOLARFUN POWER HOLDINGS CO., LTD.
                           PO Box 309GT, Ugland House
                        South Church Street, George Town
                          Grand Cayman, Cayman Islands


                                                                12 December 2006


To:      Maples and Calder
         1504 One International Finance Centre
         1 Harbour View Street
         Hong Kong


Dear Sirs,

SOLARFUN POWER HOLDINGS CO., LTD. (THE "COMPANY")

I, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "OPINION") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The memorandum and articles of association of the Company as adopted by special resolution passed on 27 June 2006 and as amended on 16 November 2006 remain in full force and effect and are otherwise unamended.

2 The written resolutions (the "RESOLUTIONS") of the board of directors dated 4 December 2006 and 8 December 2006 were signed by all the directors in the manner prescribed in the articles of association of the Company.

3 The authorised share capital of the Company is US$50,000 being the aggregate of (i) 400,000,000 voting Ordinary Shares each with a par value of US$0.0001 and (ii) 100,000,000 voting convertible Series A Preference Shares each with a par value of US$0.0001.

4 The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares.

5 The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6 The directors of the Company at the date of Resolutions and at the date hereof were and are as follows:

                                   Lu Yonghua
                                   Hanfei Wang
                                  Timothy Chang
                                   Xihong Deng
                                   Sven Hansen
                                 Terry McCarthy
                                   Thomas Toy
                                  Ernst Butler

7 The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be

8 The entry by the Company into the transactions contemplated by the resolutions set forth in the Resolutions does not and will not infringe the terms of, or constitute a default under, any trust deed, agreement or other instrument or obligation to which the Company is a party or by which the Company or any part of its undertaking, assets, property or revenues is bound.

9 To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn: Mr. Richard Thorp) to the contrary.




                                    Signature:   /s/ Yonghua Lu
                                                 ______________________________
                                                 Name:LU, Yonghua
                                                 Director

                                       2